Exhibit 99.1

Willdan Reports Second Quarter 2011 Financial Results

ANAHEIM, Calif., August 11, 2011 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its second quarter ended July 1, 2011.

For the second quarter of 2011, Willdan reported total contract revenue of $25.8 million and net income of $0.7 million, or $0.10 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “We reported sequential improvements in revenue, earnings and cash flow in the second quarter.  As planned, we continued to make investments in key people and technology across our business lines during the quarter.  We continue to expect stronger profitability in the second half of the year as these investments begin to translate into improved revenue growth.”

Second Quarter 2011 Results

For the second quarter of fiscal 2011, revenue was $25.8 million, up $5.4 million, or 26.7%, from revenue of $20.4 million for the comparable period last year. On a sequential basis, revenue was up $3.1 million, or 13.5%, from the first quarter of 2011. Income from operations was $1.0 million for the second quarter of fiscal 2011, as compared to income from operations of $1.3 million for the comparable period last year. On a sequential basis, income from operations was up $1.2 million from a loss from operations of $0.3 million for the first quarter of 2011.

Net income was $0.7 million for the second quarter of fiscal 2011, as compared to net income of $1.3 million for the comparable period last year and a net loss of $0.3 million for the first quarter of 2011.

Basic and diluted earnings per share for the second quarter of fiscal 2011 were $0.10 as compared to earnings per share of $0.17 for the comparable period last year.

Willdan generated $0.9 million in cash flow from operations in the second quarter of fiscal 2011.

Six Months 2011 Results

For the six months ended July 1, 2011, revenue was $48.6 million, up $11.2 million, or 30.1%, from revenue of $37.3 million in the comparable period last year. Income from operations was $0.7 million for the six months ended July 1, 2011 as compared to income from operations of $1.7 million for the comparable period last year. Net income was $0.4 million for the six months ended July 1, 2011 as compared to net income of $1.7 million for the comparable period last year.

Basic and diluted earnings per share for the six months ended July 1, 2011 were $0.06 as compared to basic and diluted earnings per share of $0.23 for the comparable period last year.

Willdan generated $1.6 million in cash flow from operations in the six months ended July 1, 2011.

	Three Months Ended		Six Months Ended
In thousands (except per share data)	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Revenue	$25,812	$20,367	$48,554	$37,318

Income from operations	954	1,265	674	1,650
Interest income	2	1	4	6
Interest expense	(14)	(18)	(32)	(26)
Other, net	(8)	10	(3)	20
Income tax expense	199	—	199	—
Net income	$735	$1,258	$444	$1,650

Basic and diluted earnings per share	$0.10	$0.17	$0.06	$0.23

Weighted average shares outstanding:

Basic	7,257	7,229	7,254	7,226
Diluted	7,471	7,252	7,476	7,240

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as pre-tax net income plus (minus) net interest expense (income), depreciation and amortization, lease abandonment expense and loss (gain) on sale of assets. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $1.0 million to $1.2 million for the six months ended July 1, 2011 from $2.2 million for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Six Months Ended
In thousands	July 1, 2011	July 2, 2010

Net income	$444	$1,650
Interest income	(4)	(6)
Interest expense	32	26
Loss (gain) on sale of equipment	7	(19)
Income tax expense	199	—
Depreciation and amortization	519	518
Lease abandonment expense, net	9	13
Adjusted EBITDA	$1,206	$2,182

Liquidity and Capital Resources

Willdan had $7.2 million in cash and cash equivalents at July 1, 2011, compared with $6.6 million at December 31, 2010. Willdan has a $5.0 million bank revolving line of credit, with no outstanding borrowings at the quarter’s end.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on August 11, 2011 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to further discuss the Company’s financial results.

Interested parties may participate in the conference call by dialing 877-941-8609 (480-629-9818 for international callers). When prompted, ask for the “Willdan Group, Inc., Second Quarter 2011 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through August 25, 2011, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4458758.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 45 years ago, Willdan is a provider of professional technical and consulting services to small and mid-sized public agencies, large public utilities and, to a lesser extent, private industry primarily located in California, New York and Arizona. Willdan provides a broad range of services to clients, including civil engineering and planning, energy efficiency and sustainability, economic and financial consulting, and homeland security and communications and technology. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 31, 2010 filed on March 29, 2011. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,174,000	$6,642,000
Accounts receivable, net of allowance for doubtful accounts of $741,000 and $959,000 at July 1, 2011 and December 31, 2010, respectively	11,272,000	14,484,000
Costs and estimated earnings in excess of billings on uncompleted contracts	15,683,000	11,343,000
Other receivables	173,000	176,000
Prepaid expenses and other current assets	1,420,000	1,714,000
Total current assets	35,722,000	34,359,000

Equipment and leasehold improvements, net	1,362,000	1,496,000
Goodwill	15,208,000	12,475,000
Other intangible assets, net	68,000	95,000
Other assets	386,000	407,000
Deferred income taxes, net of current portion	622,000	622,000
Total assets	$53,368,000	$49,454,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,512,000	$1,223,000
Borrowings under line of credit	—	1,000,000
Accounts payable	3,986,000	5,380,000
Purchase price payable	2,733,000	—
Accrued liabilities	8,490,000	5,985,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,313,000	1,041,000
Current portion of notes payable	88,000	90,000
Current portion of capital lease obligations	175,000	173,000
Current portion of deferred income taxes	1,407,000	1,407,000
Total current liabilities	19,704,000	16,299,000

Notes payable, less current portion	113,000	131,000
Capital lease obligations, less current portion	96,000	96,000
Deferred lease obligations	699,000	766,000
Total liabilities	20,612,000	17,292,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,257,000 and 7,246,000 shares issued and outstanding at July 1, 2011 and December 31, 2010, respectively	72,000	72,000
Additional paid-in capital	33,915,000	33,765,000
Accumulated deficit	(1,231,000)	(1,675,000)
Total stockholders’ equity	32,756,000	32,162,000
Total liabilities and stockholders’ equity	$53,368,000	$49,454,000

 WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010

Contract revenue	$25,812,000	$20,367,000	$48,554,000	$37,318,000

Direct costs of contract revenue:
Salaries and wages	6,628,000	5,612,000	12,999,000	10,626,000
Subconsultant services	6,567,000	3,542,000	13,793,000	5,479,000
Other direct costs	2,321,000	1,644,000	2,287,000	2,986,000
Total direct costs of contract revenue	15,516,000	10,798,000	29,079,000	19,091,000
Gross profit	10,296,000	9,569,000	19,475,000	18,227,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,303,000	4,484,000	10,864,000	8,926,000
Facilities and facilities related	1,319,000	1,035,000	2,397,000	2,129,000
Stock-based compensation	54,000	48,000	108,000	128,000
Depreciation and amortization	229,000	239,000	486,000	510,000
Other	2,437,000	2,498,000	4,946,000	4,884,000
Total general and administrative expenses	9,342,000	8,304,000	18,801,000	16,577,000
Income from operations	954,000	1,265,000	674,000	1,650,000

Other income (expense), net:
Interest income	2,000	1,000	4,000	6,000
Interest expense	(14,000)	(18,000)	(32,000)	(26,000)
Other, net	(8,000)	10,000	(3,000)	20,000
Total other expense, net	(20,000)	(7,000)	(31,000)	—
Income before income taxes	934,000	1,258,000	643,000	1,650,000

Income tax expense	199,000	—	199,000	—
Net income	$735,000	$1,258,000	$444,000	$1,650,000

Earnings per share:
Basic and diluted	$0.10	$0.17	$0.06	$0.23

Weighted-average shares outstanding:
Basic	7,257,000	7,229,000	7,254,000	7,226,000
Diluted	7,471,000	7,252,000	7,476,000	7,240,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	July 1, 2011	July 2, 2010
Cash flows from operating activities:
Net income	$444,000	$1,650,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	519,000	518,000
Lease abandonment expense, net	9,000	13,000
Loss (gain) on sale of equipment	7,000	(19,000)
Provision for doubtful accounts	64,000	210,000
Stock-based compensation	108,000	128,000
Changes in operating assets and liabilities:
Accounts receivable	3,148,000	(1,646,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,340,000)	(4,571,000)
Other receivables	3,000	41,000
Prepaid expenses and other current assets	294,000	(4,000)
Other assets	21,000	(38,000)
Accounts payable	(1,394,000)	(71,000)
Accrued liabilities	2,505,000	1,836,000
Billings in excess of costs and estimated earnings on uncompleted contracts	272,000	350,000
Deferred lease obligations	(76,000)	(134,000)
Net cash provided by (used in) operating activities	1,584,000	(1,737,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(263,000)	(241,000)
Proceeds from sale of equipment	1,000	30,000
Net cash used in investing activities	(262,000)	(211,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	289,000	310,000
Payments on notes payable	(43,000)	(20,000)
Proceeds from notes payable	23,000	—
Borrowings under line of credit	13,667,000	5,470,000
Repayments on line of credit	(14,667,000)	(5,470,000)
Principal payments on capital lease obligations	(101,000)	(81,000)
Proceeds from sales of common stock under employee stock purchase plan	42,000	47,000
Net cash (used in) provided by financing activities	(790,000)	256,000
Net increase (decrease) in cash and cash equivalents	532,000	(1,692,000)
Cash and cash equivalents at beginning of the period	6,642,000	8,445,000
Cash and cash equivalents at end of the period	$7,174,000	$6,753,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$37,000	$28,000
Income taxes	18,000	2,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$103,000	$51,000
Purchase price payable	2,733,000	2,000,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com